UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 1, 2003


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                          ---------------------------




ITEM 9.       Information Furnished Under Item 12

         In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is intended to be furnished under
Item 12, is instead being furnished under Item 9. All of this information, except for our forecasts for the upcoming quarter and for 2003 and except for our references to non-GAAP financial measures (as defined in Regulation G promulgated by the Securities and Exchange Commission), shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed by us under the Securities Act of 1933, as amended, except to the extent that such incorporated information is superceded by information as of a subsequent date that is included in or incorporated by reference into any such registration statement. None of the following information shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

         On May 1, 2003, we issued a press release announcing our first quarter 2003 consolidated operating results. More complete information on our operating results will be included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2003, which we expect to file shortly with the Securities and Exchange Commission. The entire text of our May 1, 2003 press release is reproduced below:



FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
May 1, 2003                         Media: Patricia Cameron 318.388.9674
                                    patricia.cameron@centurytel.com
                                    Investors: Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

CenturyTel Reports Solid First Quarter Earnings; Raises 2003 EPS Guidance
-------------------------------------------------------------------------

Monroe, LA. . . CenturyTel, Inc.(NYSE Symbol: CTL) announces operating results for first quarter 2003.

o Revenues from continuing operations increased 37.3% from first quarter 2002 to $580.5 million, reported under generally accepted accounting principles
   (GAAP).
o Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA), excluding nonrecurring items, rose to $297.8 million, an increase of 41.0%.
o Net income, excluding nonrecurring items, grew 11.0% to $80.7 million. Reported under GAAP, net income grew 18.6% to $83.9 million.
o Diluted earnings per share, excluding nonrecurring items, rose 9.8% to $.56, while GAAP diluted earnings per share increased 16.0% to $.58.
o Free cash flow, excluding nonrecurring items, climbed to $139.0 million from $98.2 million.


------------------------------------------------------------------------------------------------
First Quarter Highlights (1)

 (In thousands, except per share                    Quarter Ended      Quarter Ended   % Change
     and customer amounts)                          03/31/03 (2)         03/31/02
------------------------------------------------------------------------------------------------
   Revenues from continuing operations               $  580,530       $  422,918         37.3%
   EBITDA from continuing operations                 $  297,812       $  211,276 (3)     41.0%
   Income from continuing operations                 $   80,696       $   45,067 (3)     79.1%
   Net Income                                        $   80,696       $   72,717         11.0%
   Diluted Earnings Per Share from continuing
     operations                                      $      .56       $      .32         75.0%
   Diluted Earnings Per Share                        $      .56       $      .51          9.8%
   Average Diluted Shares Outstanding                   143,797          142,654          0.8%

   Telephone Revenues                                $  511,378       $  372,731         37.2%
   Other Operations Revenues                         $   69,152       $   50,187         37.8%

------------------------------------------------------------------------------------------------
   Telephone Access Lines                             2,407,152        1,795,769         34.0%
   Long Distance Customers                              689,499          515,376         33.8%
------------------------------------------------------------------------------------------------

(1) These results include adjustments for nonrecurring items and other non-GAAP financial measures. A reconciliation of these items to comparable GAAP measures is included in the attached financial schedules.
(2) Reflects the acquisition of access lines in third quarter 2002 that generated approximately $126 million of telephone revenues during first quarter 2003.
(3) Includes corporate overheads previously allocated to discontinued operations.

     "The execution of our pure-play wireline strategy continues to produce solid results as reflected in the 11% growth in net income, excluding nonrecurring items, over the first quarter of 2002," Glen F. Post, III, chairman and chief executive officer, said. "These results affirm the steady demand for communications services and growth opportunities that exist in our rural and small-to-mid-size market areas."

     Consolidated revenues from continuing operations rose 37.3% to $580.5 million from $422.9 million. EBITDA from continuing operations, excluding nonrecurring items, grew 41.0% to $297.8 million from $211.3 million. CenturyTel achieved a consolidated EBITDA margin, excluding nonrecurring items, of 51.3% during the quarter versus 50.0% in first quarter 2002. Net income from continuing operations for the quarter, excluding nonrecurring items, increased 79.1% to $80.7 million from $45.1 million in first quarter 2002, primarily due to contributions from the properties acquired from Verizon in third quarter 2002. Diluted earnings per share from continuing operations, excluding nonrecurring items, increased 75.0% to $.56 from $.32.

     Telephone revenues for first quarter reached $511.4 million, a 37.2% increase over the $372.7 million in first quarter 2002. Increases in telephone revenues and telephone operating expenses were primarily due to the Verizon acquisitions in third quarter 2002. In our legacy markets, growth in vertical services and interstate revenues more than offset declines in intrastate access and toll revenues. Telephone operating income, excluding nonrecurring items, increased 41.9% to $167.4 million from $118.0 million, and telephone EBITDA, excluding nonrecurring items, rose 35.4% to $280.7 million from $207.3 million a year ago. CenturyTel's first quarter telephone EBITDA margin, excluding nonrecurring items, was 54.9% while the operating income margin, excluding nonrecurring items, was 32.7%.

     Other operations revenues grew 37.8% to $69.2 million during first quarter 2003, compared with $50.2 million in first quarter 2002. CenturyTel's long distance revenues increased 33.8% to $42.6 million. CenturyTel now serves more than 689,000 long distance customers and more than 60,000 DSL customers, adding more than 40,700 and more than 7,700 customers, respectively, during the quarter. Internet revenues increased 43.5% to $18.0 million in first quarter 2003 from $12.6 million in first quarter 2002. Internet operating income was $353,000 for the quarter compared to $1.4 million in operating losses for the first quarter 2002. CenturyTel CLEC revenues were $4.5 million, an increase of 127.2% over first quarter 2002, primarily due to the acquisition of CLEC operations in February 2002.

     "Continued solid growth in long distance customers, record DSL customer additions and continued growth in enhanced calling features penetration this quarter reflect good customer response to our advanced product and service offerings," Post said.

     For first quarter 2003, CenturyTel reported, under generally accepted accounting principles (GAAP), consolidated revenues of $580.5 million, a 37.3% increase from $422.9 million in first quarter 2002. The Company reported an 18.6% increase in net income to $83.9 million and a 16.0% increase in diluted earnings per share reaching $.58, compared to $70.8 million and $.50 per diluted share, respectively, in first quarter 2002. Net income in first quarter 2003 includes a nonrecurring $5.0 million pre-tax favorable adjustment related to the partial recovery of amounts previously written off in connection with the WorldCom bankruptcy. Net income in first quarter 2002 includes a nonrecurring $3.0 million pre-tax unfavorable charge related to advisory and consulting fees.

     For the second quarter 2003, CenturyTel expects total revenues of $575 to $590 million and diluted earnings per share of $.51 to $.56. For the full year 2003, diluted earnings per share is expected to be in the range of $2.14 to $2.22. This increase in full year 2003 EPS guidance is driven by higher revenues, successful cost and resource management and lower depreciation expense in acquired properties than previously anticipated.

     These outlook figures are presented on a GAAP basis, excluding non-recurring items and the potential impact of any future mergers, acquisitions, divestitures or other similar business transactions.

     Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to EBITDA, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the company's performance, we believe these measurements assist readers in their understanding of period-to-period operating performance. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial statements. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available on the Company's Web site at www.centurytel.com.

     In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including integrating newly-acquired businesses into the Company's operations, hiring adequate numbers of qualified staff and successfully upgrading its billing and other information systems; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company's ability to collect its receivables from financially troubled communications companies; and the effects of more general factors such as changes in interest rates, in general market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. The information contained in this release is as of May 1, 2003. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any of its forward-looking statements for any reason.

     As previously announced, CenturyTel's management will host a conference call at 10:30 a.m. Central time today. Interested parties can access the call by dialing 800.346.2923. The call will be accessible for replay by calling
800.332.6854 and entering the conference-id number: 3383. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at www.centurytel.com.

     CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to more than 3 million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel's corporate Web site at www.centurytel.com.

                         ------------------------------


                                CENTURYTEL, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                                   (UNAUDITED)


                                    Three months ended March 31, 2003     Three months ended March 31, 2002
                                  ------------------------------------  ------------------------------------
                                                                                                                           Increase
                                                           As adjusted                           As adjusted              (decrease)
                                                Less        excluding                 Less        excluding                excluding
                                                non-           non-                   non-           non-      Increase      non-
  In thousands, except               As      recurring      recurring       As     recurring     recurring    (decrease)   recurring
   per share amounts               reported    items          items      reported    items         items     as reported    items
                                  ----------  ----------   -----------  ----------  ----------   -----------  ----------  ----------

         TELEPHONE OPERATIONS
Operating revenues
    Local service                $  187,384          -       187,384      123,877          -       123,877       51.3%       51.3%
    Network access                  277,981          -       277,981      216,576          -       216,576       28.4%       28.4%
    Other                            46,013          -        46,013       32,278          -        32,278       42.6%       42.6%
                                  ----------------------   -----------  ----------------------   -----------
                                    511,378          -       511,378      372,731          -       372,731       37.2%       37.2%
                                  ----------------------   -----------  ----------------------   -----------
Operating expenses
    Plant operations                122,538          -       122,538       91,086          -        91,086       34.5%       34.5%
    Customer operations              40,724          -        40,724       29,938          -        29,938       36.0%       36.0%
    Corporate and other              62,454     (4,959) (1)   67,413       44,396                   44,396       40.7%       51.8%
    Depreciation and amortization   113,287          -       113,287       89,343          -        89,343       26.8%       26.8%
                                  ----------------------   -----------  ----------------------   -----------
                                    339,003     (4,959)      343,962      254,763          -       254,763       33.1%       35.0%
                                  ----------------------   -----------  ----------------------   -----------
Telephone operating income          172,375      4,959       167,416      117,968          -       117,968       46.1%       41.9%
                                  ----------------------   -----------  ----------------------   -----------

          OTHER OPERATIONS
Operating revenues
    Long distance                    42,560          -        42,560       31,817          -        31,817       33.8%       33.8%
    Internet                         18,026          -        18,026       12,561          -        12,561       43.5%       43.5%
    Other                             8,566          -         8,566        5,809          -         5,809       47.5%       47.5%
                                  ----------------------   -----------  ----------------------   -----------
                                     69,152          -        69,152       50,187          -        50,187       37.8%       37.8%
                                  ----------------------   -----------  ----------------------   -----------

Operating expenses
    Cost of sales and other          52,043          -        52,043       41,424          -        41,424       25.6%       25.6%
    Depreciation and amortization     4,711          -         4,711        2,884          -         2,884       63.3%       63.3%
                                  ----------------------   -----------  ----------------------   -----------
                                     56,754          -        56,754       44,308          -        44,308       28.1%       28.1%
                                  ----------------------   -----------  ----------------------   -----------
Other operating income               12,398          -        12,398        5,879          -         5,879      110.9%      110.9%
                                  ----------------------   -----------  ----------------------   -----------

Corporate overhead costs
 allocable to discontinued
 operations                               -          -             -       (4,798)         -        (4,798)    (100.0%)    (100.0%)
                                  ----------------------   -----------  ----------------------   -----------

TOTAL OPERATING INCOME              184,773      4,959       179,814      119,049          -       119,049       55.2%       51.0%

OTHER INCOME (EXPENSE)
    Interest expense                (55,592)         -       (55,592)     (50,648)         -       (50,648)       9.8%        9.8%
    Income from unconsolidated
     cellular entity                  1,569          -         1,569          400          -           400      292.3%      292.3%
    Other income and expense           (932)         -          (932)      (2,268)    (3,000) (3)      732      (58.9%)    (227.3%)
    Income tax expense              (45,899)    (1,736) (2)  (44,163)     (23,416)     1,050  (4)  (24,466)      96.0%       80.5%
                                  ----------------------   -----------  ----------------------   -----------

INCOME FROM CONTINUING
  OPERATIONS                         83,919      3,223        80,696       43,117     (1,950)       45,067       94.6%       79.1%

DISCONTINUED OPERATIONS,
  NET OF TAX                              -          -             -       27,650          -        27,650     (100.0%)    (100.0%)
                                  ----------------------   -----------  ----------------------   -----------

NET INCOME                       $   83,919      3,223        80,696       70,767     (1,950)       72,717       18.6%       11.0%
                                  ======================   ===========  ======================   ===========
BASIC EARNINGS PER SHARE
    From continuing operations   $     0.59       0.02          0.56         0.30      (0.01)         0.32       96.7%       75.0%
    From discontinued operations $        -          -             -         0.20          -          0.20     (100.0%)    (100.0%)
    Basic earnings per share     $     0.59       0.02          0.56         0.50      (0.01)         0.51       18.0%        9.8%

DILUTED EARNINGS PER SHARE
    From continuing operations   $     0.58       0.02          0.56         0.30      (0.01)         0.32       93.3%       75.0%
    From discontinued operations $        -          -             -         0.19          -          0.19     (100.0%)    (100.0%)
    Diluted earnings per share   $     0.58       0.02          0.56         0.50      (0.01)         0.51       16.0%        9.8%

SHARES OUTSTANDING
    Basic                           142,901                  142,901      141,051                  141,051        1.3%        1.3%
    Diluted                         143,797                  143,797      142,654                  142,654        0.8%        0.8%

 DIVIDENDS PER COMMON SHARE      $   0.0550                   0.0550       0.0525                   0.0525        4.8%        4.8%

 NONRECURRING ITEMS
     (1) - Partial recovery of amounts previously written off in connection with WorldCom bankruptcy.

     (2) - Tax effect of item (1).

     (3) - Costs to defend unsolicited takeover proposal.

     (4) - Tax effect of item (3).



                     CENTURYTEL, INC.
               CONSOLIDATED BALANCE SHEETS
           MARCH 31, 2003 AND DECEMBER 31, 2002
                       (UNAUDITED)

                                                                MAR. 31            DEC. 31,
                                                                 2003               2002
                                                           ----------------    ----------------
                                                                      (in thousands)

                            ASSETS

CURRENT ASSETS
     Cash and cash equivalents                            $        18,738               3,661
     Other current assets                                         257,664             292,241
                                                           ----------------    ----------------
        Total current assets                                      276,402             295,902
                                                           ----------------    ----------------

PROPERTY, PLANT AND EQUIPMENT
     Telephone                                                  6,413,936           6,347,900
     Other                                                        500,860             521,292
     Accumulated depreciation                                  (3,450,042)         (3,337,547)
                                                           ----------------    ----------------
        Net property, plant and equipment                       3,464,754           3,531,645
                                                           ----------------    ----------------

INVESTMENTS AND OTHER ASSETS
     Goodwill                                                   3,429,663           3,427,281
     Other                                                        529,006             515,580
                                                           ----------------    ----------------
        Total investments and other assets                      3,958,669           3,942,861
                                                           ----------------    ----------------

TOTAL ASSETS                                              $     7,699,825           7,770,408
                                                           ================    ================

                    LIABILITIES AND EQUITY

CURRENT LIABILITIES
     Current maturities of long-term debt                 $       119,894              70,737
     Other current liabilities                                    388,492             317,367
                                                           ----------------    ----------------
        Total current liabilities                                 508,386             388,104

LONG-TERM DEBT                                                  3,291,591           3,578,132
DEFERRED CREDITS AND OTHER LIABILITIES                            741,288             716,168
STOCKHOLDERS' EQUITY                                            3,158,560           3,088,004
                                                           ----------------    ----------------

TOTAL LIABILITIES AND EQUITY                              $     7,699,825           7,770,408
                                                           ================    ================


                  CAPITAL EXPENDITURES
       THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                                                                Three Months Ended March 31,       Increase
                                                                  2003               2002         (Decrease)
                                                           ----------------    -------------------------------
                                                                      (in thousands)

CAPITAL EXPENDITURES
     Telephone                                            $         53,510              67,538        (20.8%)
     Wireless (discontinued operations)                                  -               6,137       (100.0%)
     Other                                                           6,159               5,994          2.8%
                                                           ----------------    ----------------
Total capital expenditures                                $         59,669              79,669        (25.1%)
                                                           ================    ================




                                CENTURYTEL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

                                                  Three months ended March 31, 2003         Three months ended March 31, 2002
                                                --------------------------------------   ---------------------------------------

                                                                          As adjusted                               As adjusted
                                                                Less        excluding                    Less        excluding
                                                                non-           non-                      non-            non-
                                                    As        recurring     recurring         As       recurring     recurring
                                                 reported       items         items        reported      items         items
                                                -----------   ---------   ------------   -----------   ---------   -------------
EBITDA (1) from continuing
 operations and EBITDA margin
   Operating income                            $   184,773       4,959 (2)    179,814       119,049           -         119,049
   Add: Depreciation and amortization              117,998           -        117,998        92,227           -          92,227
                                                -----------   ---------   ------------   -----------   ---------   -------------
   EBITDA from continuing operations           $   302,771       4,959        297,812       211,276           -         211,276
                                                ===========   =========   ============   ===========   =========   =============

   Revenues from continuing operations         $   580,530           -        580,530       422,918           -         422,918
                                                ===========   =========   ============   ===========   =========   =============

   Consolidated EBITDA margin
    (EBITDA divided by revenues)                      52.2%                      51.3%         50.0%                       50.0%
                                                ===========               ============   ===========               =============

Telephone EBITDA, operating income
 margin and EBITDA margin
   Telephone operating income                  $   172,375       4,959 (2)    167,416       117,968           -         117,968
   Add: Depreciation and amortization              113,287           -        113,287        89,343           -          89,343
                                                -----------   ---------   ------------   -----------   ---------   -------------
   Telephone EBITDA                            $   285,662       4,959        280,703       207,311           -         207,311
                                                ===========   =========   ============   ===========   =========   =============

   Telephone revenues                          $   511,378           -        511,378       372,731           -         372,731
                                                ===========   =========   ============   ===========   =========   =============

   Telephone operating income margin
    (operating income divided by revenues)            33.7%                      32.7%         31.6%                       31.6%
                                                ===========               ============   ===========               =============

   Telephone EBITDA margin
    (EBITDA divided by revenues)                      55.9%                      54.9%         55.6%                       55.6%
                                                ===========               ============   ===========               =============

Other Operations EBITDA, operating
 income margin and EBITDA margin
   Other Operations operating income           $    12,398           -         12,398         5,879           -           5,879
   Add: Depreciation and amortization                4,711           -          4,711         2,884           -           2,884
                                                -----------   ---------   ------------   -----------   ---------   -------------
   Other Operations EBITDA                     $    17,109           -         17,109         8,763           -           8,763
                                                ===========   =========   ============   ===========   =========   =============

   Other Operations revenues                   $    69,152           -         69,152        50,187           -          50,187
                                                ===========   =========   ============   ===========   =========   =============

   Other Operations operating income margin
    (operating income divided by revenues)            17.9%                      17.9%         11.7%                       11.7%
                                                ===========               ============   ===========               =============

   Other Operations EBITDA margin
    (EBITDA divided by revenues)                      24.7%                      24.7%         17.5%                       17.5%
                                                ===========               ============   ===========               =============

 Free cash flow
   Net income                                  $    83,919       3,223 (2)     80,696        70,767      (1,950)(3)      72,717
   Add:  Depreciation and
    amortization (4)                               117,998           -        117,998       105,121           -         105,121
   Less:  Capital expenditures (4)                 (59,669)          -        (59,669)      (79,669)          -         (79,669)
                                                -----------   ---------   ------------   -----------   ---------   -------------
   Free cash flow                              $   142,248       3,223        139,025        96,219      (1,950)         98,169
                                                ===========   =========   ============   ===========   =========   =============

   Free cash flow                              $   142,248                                   96,219
   Income from discontinued
    operations, net of tax                               -                                  (27,650)
   Less: depreciation and amortization
    of discontinued operations                           -                                  (12,894)
   Income from unconsolidated
    cellular entity                                 (1,569)                                    (400)
   Deferred income taxes                             9,502                                   14,606
   Changes in current assets and
    current liabilities                            104,926                                   66,899
   Increase in other noncurrent assets              (6,751)                                  (5,103)
   Increase in other noncurrent
    liabilities                                      3,739                                    2,305
   Other, net                                        7,537                                    4,253
   Add: capital expenditures                        59,669                                   79,669
                                                -----------                              -----------
   Net cash provided by operating
    activities from continuing operations      $   319,301                                  217,904
                                                ===========                              ===========

   (1) Earnings before interest, taxes, depreciation and amortization

   (2) Partial recovery of amounts previously written off in connection with WorldCom bankruptcy (presented on both a pre-tax and after-tax basis)

   (3) Costs to defend unsolicited takeover proposal, net of taxes

   (4) Includes discontinued operations for 2002


                           ---------------------------

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

May 1, 2003                              By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller